UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MyOtherCountryClub.com

Nevada	7997	27-0585702
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

18124 Wedge Pkwy, Ste 1050 Reno, NV 89511 775-851-7397 775-201-8331 fax www.myothercountryclub.com
Copies to:
Michael Smith c/o MyOtherCountryClub.com 18124 Wedge Pkwy, Ste 1050 Reno, NV 89511 775-851-7397 775-201-8331 fax www.myothercountryclub.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer    [  ]       Accelerated filer     [  ]
Non-accelerated filer      [  ]       Smaller reporting company     [X]

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)		Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common
Stock, $.001 par value	1,000,000	$0.05	(2)	$50,000	$2.75
Shares of Common
Stock, $.001 par value	900,000	$0.05	(3)	$45,000	$2.51
Total Fee Due	1,900,000	$0.05		$95,000	$5.26

1
Of the 1,900,000 shares registered pursuant to this registration statement, 1,000,000 shares are being offered by a direct offering, and 900,000 shares are offered by the selling shareholders who will offer their shares at a fixed price of $.05 until the company begins trading on the OTCBB or listed on a securities exchange.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.   The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

ii

Prospectus
MyOtherCountryClub.com

1,900,000 Shares of Common Stock
$0.05 per share
 $95,000

This is the initial offering of Common stock of MyOtherCountryClub.com (MOCC) and no public market currently exists for the securities being offered. MOCC (“Company,” “we,” “us,” and “our”) is offering 1,000,000 shares of its common stock at a price of $0.05 per share, on a “self-underwritten” best efforts basis, with no minimum. The officers and directors of the Company intend to sell the shares directly. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the 1,000,000 shares in this offering will be payable to the Company.  All proceeds from this offering will be retained by the company irrespective of the number of shares sold.
In addition, 900,000 common shares are being offered by 38 existing shareholders of the Company. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at a fixed price of $0.05 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed on a Securities Exchange and thereafter at prevailing market prices or privately negotiated prices.

The offering will end no later than 180 days from the date of the Prospectus. If we sell the maximum number of shares prior to 180 days from the date of the Prospectus, the offering will end on or about the date that we sell the maximum number of shares.  In addition, if we abandon the offering for any reason prior to 180 days from the date of the Prospectus, we will terminate the offering

Officers and directors of the issuer and affiliates thereof will not be purchasing any shares in this offering.

Prior to this offering, there has been no public market for the Company’s common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” beginning on Page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2010

iii

MyOtherCountryClub.com
 18124 Wedge Pkwy, Ste 1050
Reno, NV 89511
775-851-7397
www.myothercountryclub.com

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding MyOtherCountryClub.com (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “MOCC” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” (page 5) that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY OUR COMPANY

We were incorporated in Nevada June 2nd 2009 and our year end is December 31.

OUR BUSINESS

We are a start-up stage company. We are a company without revenues; we have minimal assets and have incurred losses since inception.  We are developing a website (www.myothercountryclub.com) that will offer reciprocal golf to members of Private Country Clubs throughout the United States and other related services

WHERE YOU CAN FIND US

Our offices are located at:

Agent for service
MyOtherCountryClub.com
18124 Wedge Pkwy, Ste 1050
Reno, NV 89511
775-851-7397
www.myothercountryclub.com

MyOtherCountryClub.com (MOCC) is an independent organization that is dedicated to providing private golf clubs and their respective members with an optimal level of reciprocal play.

Members of private country clubs are entitled to play hundreds of private courses worldwide due to an arrangement between clubs called reciprocity.  In the past, this procedure only worked when a PGA pro at a private club arranged reciprocal play on behalf of a member.  If a pro was unavailable, arranging play at private clubs was not a possibility.  MOCC hopes to solve this problem by enabling private country club members to take full advantage of their privileges.

Reciprocal play entitles members of private golf clubs to play other private golf clubs.  Private golf clubs often provide reciprocal golfers with a discounted play rate.

While some private golf clubs do not accommodate reciprocal play, the majority of private golf clubs have discovered that it increases revenue and membership levels.

MOCC’s primary function is to provide a user-friendly service thru its web site that enables private golf club members to make the most of their reciprocal play privileges.

The organization’s mission is to assemble an extensive reciprocal golf network that is valuable for both private golf clubs and private golf club members.

THE OFFERING

We are offering for sale up to a maximum of 1,900,000 shares of our common stock directly to the public.  There is no underwriter involved in this offering.  We are offering the shares without any underwriting discounts or commissions.  The purchase price is $0.05 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $50,000 to the company.  The expenses associated with this offering are estimated to be $10,000 or approximately 20% of the gross proceeds of $50,000 if all the shares offered by us are purchased.  If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.  If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock.  We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission

Securities Being Offered:
1,000,000 Shares of common stock, $.001 par value, at a price of $0.05 per share, and an additional 900,000 common shares held by 38 selling shareholders, for which the Company will receive no financial benefit. The selling shareholders will offer their shares at a fixed price of $.05 until the company begins trading on the OTCBB or listed on a securities exchange.

Offering Price per Share:	$0.05
Offering Period:	The shares are being offered for a period not to exceed 180 days from the “effective date”

Net Proceeds to Our Company:	$50,000 Maximum less expenses. We will not receive proceeds from the sale of the 900,000 common shares offered by our selling shareholders.

Use of Proceeds:	We intend to use the proceeds to commence operations

Number of Shares Outstanding
Before the Offering:	8,400,000

Number of Shares Outstanding
After the Offering:	9,400,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. There is no required minimum number of shares to be purchased.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financials.

Balance Sheet Data:

ASSETS	December 31, 2009
Current Assets
Cash and cash equivalents	$1,251

Total Assets	$1,251

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
Accrued expenses	$6,500
Loan from shareholder	1,500

Total Liabilities	8,000

Stockholder's Deficit
Common stock, par value $0.001; 50,000,000 shares authorized, 8,400,000 shares issued and outstanding	8,400
Additional paid in capital	3,150
Deficit accumulated during the development stage	(18,299)
Total Stockholder's Deficit	(6,749)

Total Liabilities and Stockholder's Deficit	$1,251

Statement of Operations Data:

As of
December 31, 2009
(Audited)
Revenues	$0
Total operating expenses	$18,299
Net (loss)	$(18,299)
Net (loss) per share	$(0.00)

Weighted average number of shares
Outstanding – basic and diluted	8,400,000

RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES CERTAIN RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS .
Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

AS A RESULT OF ITS SMALL SIZE AND CAPITALIZATION AND LIMITED OPERATING HISTORY, THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Registration Statement than for a company with an established business and operating cash flow.

CURRENTLY OUR WEBSITE IS BEING DEVELOPED. WE MAY NOT BE ABLE TO COMPLETE THE DEVELOPMENT OF OUR WEBSITE UNTIL THIS OFFERING IS COMPLETED.

Currently our website is being developed. We may not be able to complete the development of our website until this offering is completed.

Our website will become the virtual business card and portfolio for us as well as our online "home." It will showcase current Member Clubs, subject to their consent, and the variety of services that we offer.

The website will further exhibit links to other service providers or marketers we hope to have entered into strategic alliances with. The links would provide the client with a virtual view of the Clubs that we represent and events taking place in the area they are intending to visit. In the future, the website may also offer links to International destinations.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception. At present, we have yet to acquire or develop the necessary technology assets in support of our business plan

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

AS OF MARCH 1ST 2010 WE DO NOT HAVE ANY SIGNED AGREEMENTS OR CONTRACTS WITH ANY PRIVATE CLUBS

While the Company believes it has a viable business plan, our ability to grow revenues is dependant on agreements with Private Golf Clubs throughout the United States. While we have not secured any firm commitments, we hope that our services will be well received.  We will not be targeting individual golfers; we will be targeting their Country Clubs, hoping to make this an additional service the Club offers its members.  Our model takes into consideration that most of the Clubs we will attempt to contract have little or no experience in “networking” between Clubs.  We will not be charging for our services initially till we have agreements in place with twenty Private Clubs.  Our monthly fees to our Member Clubs will be $150 per month or $1,500 annually.

CHANGES IN CONSUMER DISCRETIONARY SPENDING MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUE, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

At this time the Golf Industry on the whole and Private Clubs in general are seeing memberships and dues falling behind past projections.

THE GOLF INDUSTRY HAS INHERENT OPERATIONAL RISKS THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although standard in the Golf industry, may nevertheless increase our costs.

THE PLANNED INCREASE IN THE NUMBER OF COUNTRY CLUBS USING OUR SERVICE MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of the MOCC experience, consumer recognition of the quality of our services and willingness to pay our prices and general economic conditions. In addition, as with the experience of other Reciprocal Golf concepts which have tried to expand nationally, we may find that the MOCC concept has limited or no appeal to Private Country Clubs in new markets or we may experience a decline in the popularity of the MOCC experience.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO SATISFY OUR CLUB MEMBERS.

We may not be able to identify and maintain the necessary relationships with our member clubs. Our ability to execute our business plan also depends on other factors, including:

1.	negotiating representation and marketing agreements with acceptable terms;
2.	hiring and training qualified personnel
3.	managing marketing and development costs at affordable levels;
4.	cost and availability of labor;

OUR PLANS CALL FOR A SIGNIFICANT INCREASE IN THE NUMBER OF MEMBER CLUBS A FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the number of Member Clubs. Financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

NEW MEMBER CLUB SALES OF OUR SERVICES MAY NOT BE PROFITABLE, AND THE INCREASES IN AVERAGE REVENUE   THAT WE EXPECT MAY NOT BE ACHIEVED.

We expect our new Member Clubs to have an initial ramp-up period during which they generate revenue for MOCC and profit below the levels at which we or they expect them to normalize. This is in part due to the time it takes to build a customer base in a new service  Our ability to service new Clubs profitably and increase average revenue will depend on many factors, some of which are beyond our control, including:

1.	executing our vision effectively;
2.	initial sales performance of new services;
3.	competition from other competitors in the Golf industry
4.	changes in Club Members preferences and discretionary spending;
5.	general economic conditions,

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Our quarterly operating results may fluctuate significantly because of various factors, including:

1.	the impact of inclement weather, natural disasters and other calamities;
2.	unseasonably cold or wet weather conditions;
3.	profitability of our Member Clubs operation;
4.	variations in general economic conditions
5.	changes in consumer preferences and discretionary spending;
6.	increases in infrastructure costs; and
7.	fluctuations in Tee Time costs

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

OUR CLUB MEMBERS AND THEIR GUESTS COULD TAKE ACTIONS THAT HARM OUR REPUTATION AND REDUCE OUR PROFITS.

Member Clubs are separate entities and are not our employees or agents. Further, we do not exercise control over the day-to-day operations of our Member Clubs. Any operational shortcomings of our Member Clubs are likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on our profits.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON WEATHER AND VARIES BY SEASON.

Seasonal factors could also cause our revenue to fluctuate from quarter to quarter. Our revenue may be lower during the winter months and the holiday season and during periods of inclement weather and higher during the spring, summer and fall months.

DEVELOPING OUR BUSINESS MAY REQUIRE SIGNIFICANT CAPITAL IN THE FUTURE WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under any future credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

LITIGATION COULD ADVERSELY AFFECT US BY DISTRACTING MANAGEMENT, INCREASING OUR EXPENSES OR SUBJECTING US TO MATERIAL MONEY DAMAGES AND OTHER REMEDIES.

Our members could file complaints or lawsuits against us alleging that we are responsible for some injury their members suffered at a Member Club. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results.

WE MAY INCUR COSTS RESULTING FROM SECURITY RISKS WE MAY FACE IN CONNECTION WITH OUR ELECTRONIC PROCESSING AND TRANSMISSION OF CONFIDENTIAL CUSTOMER INFORMATION.

We will rely on commercially available software and other technologies to provide security for processing and transmission of customer credit card data. Our systems could be compromised in the future, which could result in the misappropriation of customer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject us to additional liabilities.

RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE MICHAEL F SMITH, THE COMPANY’S CEO AND ITS OFFICERS AND DIRECTORS WILL CONTROL NOT LESS THAN 80% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK. ASSUMING ALL SHARES IN THIS OFFERING ARE SOLD.
Presently, Michael F Smith, the Company’s CEO beneficially owns 7,500,000 shares of the outstanding common stock or 89% of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by MOCC shareholders, including the election of directors. Assuming that all 1,000,000 shares of this offering are sold, Mr. Smith would retain 80% ownership in the Company’s common stock and the officers and directors of the Company would collectively control 80% of the Company’s common stock.  Such concentrated control may also make it difficult for MOCC stockholders to receive a premium for their shares of MOCC in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF MOCC FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  MOCC was formed in Nevada on June 2, 2009. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. MOCC prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies.  We compete with other Golf and Country Club enterprises. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

MOCC MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The Company has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for at least the next twelve (12) months.

WE HOPE TO BE A FULLY REPORTING COMPANY AND REGISTER OUR STOCK UNDER SECTION 12(G) OF THE EXCHANGE ACT AND, AS SUCH, ARE SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS, WHICH ARE EXPENSIVE AND MAY DIVERT RESOURCES FROM OTHER PROJECTS, THUS IMPAIRING OUR ABILITY TO GROW.
We hope to be  a public, fully reporting company and, accordingly, will b subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other U.S. federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Compliance with these obligations requires significant time and resources from our management and our finance and accounting staff and increases our legal, insurance and financial compliance costs. It is time consuming and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. Occasionally, we may need to hire additional financial reporting, internal controls and other finance and accounting personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the reports from our independent registered public accountant required by the Sarbanes-Oxley Act, which may preclude us from keeping our filings with the SEC current. Non-current reporting companies are subject to various restrictions and penalties.
WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.
Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN MOCC BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock. Michael F Smith, an officer and director, currently holds 83% of the MOCC issued and outstanding common stock. Therefore, the current and potential market for MOCC common stock is limited. No market is available for investors in MOCC common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If MOCC stock ever becomes tradable, of which the Company cannot guarantee success the trading price of MOCC common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of MOCC, Michael F Smith, who also serves as its CEO, acquired 7,500,000 restricted shares of the Company $.001 par common stock for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company common stock in the future could result in further dilution. Please refer to the section titled “DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES” herein.

ALL OF MOCC ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF MOCC COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 8,400,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns 7,500,000 restricted shares or 89% of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

MOCC IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The Company’s officers and directors are offering the common shares on a best-efforts basis on the Company’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the common shares offered hereby.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

AT PRESENT, WE ARE NOT IN A FINANCIAL POSITION TO PAY DIVIDENDS ON OUR COMMON STOCK.

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.
•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect MOCC management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF NET PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of net proceeds from this offering:

Gross Proceeds	$50,000
Offering Expenses	$10,000
Net Proceeds	$40,000

The net proceeds will be used as follows:

Concept Development	$10,000
Internet	$2,000
Website Informational Marketing and advertising	$13,000
Working Capital	$15,000

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $10,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	25%	50%	100%
Shares Sold	250,000	500,000	1,000,000
Gross Proceeds	$12,500	$25,000	$50,000
Less Offering Expenses (1)	$(10,000)	$(10,000)	$(10,000)
Net Offering Proceeds	$2,500	$15,000	$40,000

Inasmuch as our offering expenses are estimated to be $10,000, if we sell only 25% of the offering, we will likely have no funds for Operations and/or Sales and Marketing, unless our actual Offering Expenses are less than the estimates and/or payments are deferred.  In that event, these numbers would essentially be zero.

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above by percentage of funds raised. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

WITHOUT REALIZING THE OFFERING PROCEEDS, THE COMPANY WILL NOT BE ABLE TO CONTINUE WITH PLANNED OPERATIONS AND IMPLEMENT ITS BUSINESS PLAN.

We were incorporated in the State of Nevada on June 2, 2009.   We have not started operations.  We are developing a website (www.myothercountryclub.com) that will offer Reciprocal Golf to members of Private Country Clubs in the United States.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and our web site.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering.  Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES IF ALL SHARES OFFERED ARE SOLD

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. This is due in part because of the common stock issued to MOCC officers, directors, and employees totaling 7,500,000 shares at $.001 par value per share and the 900,000 shares being offered by the selling shareholders versus the current offering price of the Company at $.05 per share.  Please refer to the section titled “Certain Transactions”, herein, for more information.  The Company’s net book value on December 31, 2009 was $ (6,749).  Assuming all the shares offered are sold (9,400,000 issued) and in effect the Company receives the maximum estimated net proceeds of this offering ($40,000) from new shareholders, the Company’s net book value will be approximately $.0035 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.049 per share while the Company’s present stockholders will receive an increase of $.049 per share in the net tangible book value of the shares that they hold.  This will result in a 99% dilution for purchasers of stock in this offering.

The following table summarizes the per share dilution:

Public offering price per share	$0.05
Net tangible book value per share before this offering	$(.0008)
Increase per share attributable to new investors	$0.05
Adjusted net tangible book value per share after this offering	$.0035
Dilution per share to new investors	$0.049
Percentage dilution	99%

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES IF ONLY 25% (250,000) OFFERED ARE SOLD

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. This is due in part because of the common stock issued to MOCC officers, directors, and employees totaling 7,500,000 shares at $.001 par value per share and the 900,000 shares being offered at a fixed price by the selling shareholders versus the current offering price of the Company at $.05 per share.  Please refer to the section titled “Certain Transactions”, herein, for more information.  The Company’s net book value on December 31, 2009 was $ (6,749).  Assuming only 250,000 shares offered are sold (8,650,000 issued) and in effect the Company receives only $2,500 in net proceeds of this offering from new shareholders, the Company’s net book value will be approximately ($.0005) per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.049 per share while the Company’s present stockholders will receive an increase of $.049 per share in the net tangible book value of the shares that they hold.  This will result in a 99% dilution for purchasers of stock in this offering.

The following table summarizes the per share dilution:

Public offering price per share	$0.05
Net tangible book value per share before this offering	$(.0008)
Increase per share attributable to new investors	$0.05
Adjusted net tangible book value per share after this offering	$(.0005)
Dilution per share to new investors	$0.049
Percentage dilution	99%

The following tables set forth for the maximum number of shares offered hereby as of March 1 2010, (1) the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the current shareholders, and (2) the number of shares of Common Stock offered by the Company and total consideration to be paid by new investors in this offering at an offering price of $0.05 per share.

	Shares Purchased		Total Consideration		Average Price	Per
	Number	Percent	Amount		Percent	Share
Current shareholders	8,400,000	89.4%	$0		0%	0.000
New investors	1,000,000(1)	10.6%	$50,000	(2)	100%	0.05
Total	9,400,000	100%	$50,000		100%	0.05

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of December 31, 2009 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The common shares being offered for resale by the selling security holders consist of 900,000 shares of our common stock held by 38 shareholders. Such shareholders include the holders of the 350,000 shares sold in our private offering pursuant to Rule 504 Regulation D in June 2009, promulgated under section  3(b) of the Securities Act. The offering price was $0.01 per share. In addition, we are also registering a total of 550,000 shares to four (4) holders who received shares in consideration for their services rendered in reliance upon the exemption provided under section  3(b) of the Securities Act.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price of $0.01 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section  3(b) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The percentages below are calculated based on 9,400,000 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

1.	JAY CIGNO	10,000	10,000	*	0

2.	FRED ELIOT	10,000	10,000	*	0

3.	LORIE ELIOT	10,000	10,000	*	0

4.	CHRISTA GERALDE	10,000	10,000	*	0

5.	GEORGETTE GERALDE	10,000	10,000	*	0

6.	ROSEWOOD LAKES CONSULTING **	50,000	50,000	*	0

7.	LAKERIDGE CONSULTING**	50,000	50,000	*	0

8.	WILL LEEK	10,000	10,000	*	0

9.	VIRGINIA MUELLER	10,000	10,000	*	0

10.	ARROWCREEK CONSULTING**	50,000	50,000	*	0

11.	RAMONA SMITH	400,000	400,000	4.8	0

12.	PATRICK AROFF	10,000	10,000	*	0

13.	DIETER BERNDT	10,000	10,000	*	0

14.	DAN BRADY	10,000	10,000	*	0

15.	RICHARD KELSEY	10,000	10,000	*	0

16.	ROBERT FORSE	10,000	10,000	*	0

17.	GREG WILKIN	10,000	10,000	*	0

18.	JOHN XIE	10,000	10,000	*	0

19.	PANTELIS LANGIS	10,000	10,000	*	0

20.	S. BRIAN MESERLIAN	10,000	10,000	*	0

21.	CHRIS NIELSON	10,000	10,000	*	0

22.	MICHAEL NOVI	10,000	10,000	*	0

23.	PAUL SHORT	10,000	10,000	*	0

24.	MARK PINTER	10,000	10,000	*	0

25.	JOSEPH FOTI	10,000	10,000	*	0

26.	STUART SMITH	10,000	10,000	*	0

27.	JOSEPH PITTERA	10,000	10,000	*	0

28.	J.D. PULVER	10,000	10,000	*	0

29.	TED PYSH	10,000	10,000	*	0

30.	AL RICH	10,000	10,000	*	0

31.	THOMAS ROTH	10,000	10,000	*	0

32.	DAVID TILLER	10,000	10,000	*	0

33.	PHILLIP YOUNG	10,000	10,000	*	0

34.	HARRY IRELAND	10,000	10,000	*	0

35.	JOHN GOHSMAN	10,000	10,000	*	0

36.	JAMES KLINE	10,000	10,000	*	0

37.	JAMES NORTON	10,000	10,000	*	0

38.	CHARLES J. SMITH	20,000	20,000	*	0

** The Company issued 50,000 shares to Arrowcreek Consulting for services rendered in developing the company’s business plan (Andrew Yardley)
** The Company issued 50,000 shares to Rosewood Lakes Consulting for services rendered in developing the company’s business plan (Tracy Larson)
** The Company issued 50,000 shares to Lakeridge Consulting for services rendered in developing the company’s business plan (Mark Kaiser)
*     Less than 1%

1)      Assumes all of the shares of common stock offered are sold and, 9,400,000 common shares are issued and outstanding.
2)      Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.05 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share.  If all 1,000,000 shares are not sold within 180 days from the date hereof the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.05 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA OTC Compliance Unit . The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from  FINRA regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SHARES IN THIS OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering with no minimum sale requirement.  Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares that are sold by them.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. Smith will sell the Shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.           Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.           Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.           Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.           Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.05 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of this Prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

SALES BY SELLING SHAREHOLDERS

In addition to our offering of 1,000,000 shares at a fixed price of $0.05 per share through the direct offering, the selling shareholders also may sell up to 900,000 common shares at a fixed price of $0.05 or prevailing market prices or privately negotiated prices once our shares of common stock are quoted on the Over-the-Counter Bulletin Board or listed for trading or quoted on any other Securities Exchange.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

	on such public markets as the common stock may be trading;

	in privately negotiated transactions; or

	in any combination of these methods of distribution.

The sales price to the public may be:

	$0.05 as in this offering

	the market price prevailing at the time of sale;

	a price related to such prevailing market price; or

	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

	not engage in any stabilization activities in connection with our common stock;

	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort,” offering and, as such, we will be able to spend any of the proceeds.  The funds will be transferred to our business account for use in the implementation of our business plans

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to the Company.  There is no minimum purchase requirement.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own 89.4% of our outstanding shares and the purchasers in this offering will own 10.6%.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period ended December 31, 2009 included in this Prospectus have been audited by the firm of Silberstein Ungar, PLLC.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin, located at 1325 Airmotive Way, Ste 140, Reno, NV 89502 has passed upon the validity of the shares being offered and certain other legal matters.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICES

The Company currently has made no public announcements regarding its services.

DESCRIPTION OF OUR BUSINESS

MyOtherCountryClub.com (MOCC) is an independent organization that is dedicated to providing private golf clubs and their respective members with an optimal level of reciprocal play.

Members of private country clubs are entitled to play private courses worldwide due to an arrangement between clubs called reciprocity.  In the past, this procedure only worked when a PGA pro at a private club arranged reciprocal play on behalf of a member.  If a pro was unavailable, arranging play at private clubs was not a possibility.  MOCC feels it is uniquely positioned to solve this problem by enabling private country club members to take full advantage of their privileges.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We are developing a website (www.myothercountryclub.com) that will offer reciprocal golf to members of private Country Clubs throughout the United States and other related services

MyOtherCountryClub.com (MOCC) is an independent organization that is dedicated to providing private golf clubs and their respective members with an optimal level of reciprocal play.

Reciprocal play entitles members of private golf clubs to play other private golf clubs.
Private golf clubs often provide reciprocal golfers with a discounted play rate.

While some private golf clubs do not accommodate reciprocal play, the majority of private golf clubs have discovered that it increases revenue and membership levels.

MOCC’s primary function is to provide a user-friendly service thru its web site that enables private golf club members to make the most of their reciprocal play privileges.

The organization’s mission is to assemble an extensive reciprocal golf network that is valuable for both private golf clubs and private golf club members.

INDUSTRY BACKGROUND

Private Golf Clubs are feeling the “pinch” of the economy throughout the United States. Although many restrictive private country clubs traditionally recruit members by invitation only, recently the private Glenwood Country Club in Old Bridge, N.J., is advertising on the New York sports-radio station WFAN to promote memberships with no initiation fee and no monthly spending limits. The club is raffling off a free membership online and has advertised on billboards in New Jersey, inviting member applications. In eastern Massachusetts, the resplendent Golf Club of Cape Cod opened two years ago with an attention-grabbing initiation fee of $85,000. Late last year, the club announced it would accept affiliated members who did not have to pay the fee for about three years. When that time period ends, the affiliated members will have to decide whether to remain and pay the full fee or to resign from the club — perhaps to look for another deal from another club. In Arizona, the Anthem Golf & Country Club, about 35 miles north of Phoenix, is offering to pay the golf dues for new members through November. Anthem is also pursuing what is becoming a common strategy among private clubs, aggressively chasing the family market with a host of low-cost, nongolf programs and attractions.” There are definitely bargains out there,” said Dana Garmany, the chairman and chief executive of Troon Golf, which manages 200 golf facilities, including 50 that are private. “It’s just like buying a car or a house right now. You just have to have the guts to pull the trigger.” Scores of people across the country have relinquished their country club memberships to save money, and thousands have suspended their memberships for a year. Many private clubs, attempting to maintain their high levels of service and hefty operating budgets amid the recession, have responded by discounting, delaying or waiving initiation fees. Annual dues, often in the range of $10,000 to $20,000, are being restructured or offered in installment packages, and senior members are being solicited for short-term loans to keep some clubs financially stable. The nation’s best-known and most selective country clubs have been the least affected, and private clubs offering discounted fees might be in the minority over all. But at least 500 clubs nationwide are scrambling to raise their cash flow, according to a recent survey by the National Golf Foundation. As many as 15 percent of the roughly 4,400 private clubs reported serious financial challenges. Membership at these at-risk clubs, as the Foundation termed them, is down about 30 percent, and 90 percent of them reported that they had tried recruiting new members with discounted initiation charges. Even among clubs that described themselves as financially healthy, about half said that they, too, had at least experimented with discounts. The Metropolitan Golf Association represents about 500 clubs in the New York City area, about half of them private. It recently asked its private clubs how much they expected their membership to decrease this year. Nearly a quarter reported a drop of 30 or more members. Half said the number of requests for a leave of absence, which is usually a one-year suspension of club privileges, had doubled. Industry analysts are predicting that some struggling private clubs will close in the next year or two. But it may not be a significant number because many of those will instead become public enterprises, or semiprivate clubs that accept nonmembers for play at certain times, like weekdays.” In the last 10 years, we’ve only seen 39 private courses close in America, but we’ve seen 400 open their doors a little, or a lot,” said Joe Beditz, the president and chief executive of the National Golf Foundation, a trade association. “For a golfer, there couldn’t be a better time. But the private club isn’t going away. In 10 years, there will be about 4,000 private clubs and about 12,000 other golf facilities, just like we have now. “Already, far more people play golf at public courses than private ones. Of the estimated 28 million golfers in the United States, about 2.1 million belong to private clubs. Membership has traditionally meant access to a high-level golf course, which is usually far less crowded than a public facility — not an inconsequential benefit on weekends in populated areas like the Northeast. A private club’s grounds often include a clubhouse, a pool and tennis courts. These enticements remain the primary perks of membership, but the typical private club now faces cultural forces that began undermining its appeal even before the economic crisis. Two-income families with hectic schedules, which include weekends chock full of youth sports games or music lessons or karate classes, do not have the time to spend a day playing golf or tennis followed by a leisurely lunch or formal dinner.” The vestiges of the 1950s or 1960s country club experience have already begun to wither and die,” said David Shaw, the president of Country Club Advisor, a consulting company for private clubs. “The demographic has shifted, and now people want fitness centers, junior programs, casual dining and programs that engage the whole family.” The Anthem Golf & Country Club, for example, has not one but two state-of-the-art fitness centers. The club has a variety of dining options and also offers hiking excursions, children’s cooking classes, complimentary golf clinics, happy-hour pricing in its lounge and “dive-in movies” for children and adults in its pool.” Deciding whether to spend the money to join a club has become a family decision,” said

Susanne Wegrzyn, the president and chief executive of the National Club Association.  “Clubs had best be targeting spouses and family members. The driving force in the decision is not the male in the household.” Even as golf clubs adjust, many of them are confronted with another challenge to their prosperity: a glut of golf courses. Overbuilding in the 1990s, when it was not uncommon for 300 new courses to open annually, has left states like Florida, Texas, Arizona and South Carolina crowded with golfing options.” New courses were opening across the street from each other,” said Tom Stine, a co-founder of Golf Datatech, which monitors many golf industry statistics. “And they weren’t being built for golf, but to sell houses sitting next to the golf courses.” When the real estate market collapsed, the sales of homes that were supposed to buttress a golf course, and make a profit for the developer, never materialized. Some of these private clubs are now converting to public courses, or, if zoning laws allow, eventually turning the fairways into more homes or strip malls. In most municipalities, however, open-space regulations prohibit courses from being developed. Officials in Union County, N.J., announced they would not be reopening one of three county-owned courses, the Oak Ridge Golf Course. The 80-year-old course, which cannot be developed, may become a park. Last year, 34 more golf courses closed than opened, according to the National Golf Foundation. Golf rounds in 2008 were down by 1.8 percent, although the number of rounds in January increased by 8.5 percent over January 2008. “The economy will likely drop the number of golf rounds over all in 2009 by 3 to 5 percent,” Beditz, of the golf foundation, said. “Still, golf, which is a $40 billion industry, is doing pretty well. Detroit wishes car sales were only off 3 to 5 percent.” Charles Passios, the chief operating officer at the Golf Club of Cape Cod, said his club would weather the current economic climate. Of the offer to delay initiation fees, Passios said: “It has brought a lot of interest; we’ve had good traction on it. We have a great club but in times like these, you have to be creative.”

http://www.nytimes.com/2009/03/18/sports/golf/18golf.html?pagewanted=all
http://www.privateclubadvisor.com/McMahonMergersArticle.pdf
http://www.scotduke.com/what-private-country-clubs-will-have-to-do-to-survive/

PRINCIPAL SERVICES AND THEIR MARKETS

MyOtherCountryClub.com (MOCC) is an independent organization that is dedicated to providing private golf clubs and their respective members with an optimal level of reciprocal play.  We feel a Private Club offering our services for “free” will only enhance its own value to its Members.

Members of private country clubs are entitled to play hundreds private courses worldwide due to an arrangement between clubs called reciprocity.  In the past, this procedure only worked when a PGA pro at a private club arranged reciprocal play on behalf of a member.  If a pro was unavailable, arranging play at private clubs was not a possibility.  MOCC is uniquely positioned to solve this problem by enabling private country club members to take full advantage of their privileges.

Reciprocal play entitles members of private golf clubs to play other private golf clubs.
Private golf clubs often provide reciprocal golfers with a discounted play rate.

While some private golf clubs do not accommodate reciprocal play, the majority of private golf clubs have discovered that it increases revenue and membership levels.

MOCC’s primary function is to provide a user-friendly service thru its web site that enables private golf club members to make the most of their reciprocal play privileges.

The organization’s mission is to assemble an extensive reciprocal golf network that is valuable for both private golf clubs and private golf club members.

We intend to negotiate strategic alliances with as many of the  Private Country Clubs as possible.

We also intend to negotiate strategic alliances with International Resorts and Clubs as well.  We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create, and through personal selling in exchange for a commission based percentage of the sale of rooms, tee times or other services booked by a client introduced by us.

DISTRIBUTION METHODS

 Marketing Strategy

We intend to negotiate strategic alliances with as many of the Private Country Clubs as possible.
We also intend to negotiate strategic alliances with International Resorts and Clubs as well.  We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create, and through personal selling in exchange for a commission based percentage of the sale of rooms, tee times or other services booked by a client introduced by us.

We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances within the Golf community.  This would be an opportunity to meet and network with hundreds of people in the Golf Club industry.

Initially we intend to aggressively court the key database of Private Country Clubs in the United States in order to attract initial clients and strategic partners. We also intend to attract and add new clients through our website.

Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers

*	Direct mail - brochures and newsletters

*	Sampling - occasionally a discounted service package may be offered as a trade-in-kind to a visible and vocal trendsetter such as an advertising agent for a magazine or radio station.

*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:

*	Emphasizing repeat sales to clients who have used our services

*	Exploring additional sales tactics to increase the total revenue per client through the sale of extra services

*	Additional sales facilitated by links to our website

*	Strategic partnerships such as cooperative advertising

*	Special offers and promotions such as limited time offers or seasonal promotions.

Website Marketing Strategy

Web marketing will start with our known contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (Meta tags) and utilizing link and banner exchange options.

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

None at this time

COMPETITION

MOCC considers ALL private country clubs as both competition as well as our main source of revenues.

Private Golf Connections Inc. (PGCI) for example  is a web based global golf community for private golfers from all over the world. As long as you are currently a member in good standing at a private golf club anywhere in the world (and you must be able to prove it), you are eligible to join the PGCI global member community.  They offer their services directly to Members of Private Clubs for a monthly membership fee in the $300 to $500 range ( http://www.privategolfconnections.com/index.asp?content_id=95). We on the other hand will offer our Memberships directly to the Club itself for a monthly fee of $1,500.  This fee will allow all members to participate for no additional cost to them other than their green fees.  We want to market our service to the Club itself so in these tough economic times the Club can promote our services as an added value to their Club membership.

SOURCES OF AND AVAILABILITY OF SERVICES

MOCC has at this time a potential market of hundreds of Private courses in the United State and will provide its own services to its selected market.  However, in the future should other opportunities arise MOCC believes it has the flexibility to enter other markets.

DEPENDENCE ON ONE OR A FEW MAJOR MEMBER CLUBS

At this time MOCC is a startup venture and currently has no customers, however the company does not anticipate any one future Member Club being more important than another.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

None at this time

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company currently has no research and development activities

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The Company has one part-time employee. There are no employee agreements in effect

DESCRIPTION OF PROPERTY

The Company currently uses office space donated by Michael F Smith, President of the company at no cost to MOCC at 18124 Wedge Pkwy, Ste 1050, Reno, Nv 89511.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of December 31st, 2009, the Company has a total of 39 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the acceptance of this registration, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.  The audited financial statement at December 31, 2009, immediately follows.

MYOTHERCOUNTRYCLUB.COM

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2009

MYOTHERCOUNTRYCLUB.COM

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2009

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
MyOtherCountryClub.com
Reno, Nevada

We have audited the accompanying balance sheet of MyOtherCountryClub.com (the “Company”) as of December 31, 2009, and the related statements of operations, stockholder’s deficit, and cash flows for the period from June 2, 2009 (Date of Inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MyOtherCountryClub.com as of December 31, 2009 and the results of its operations and its cash flows for the period from June 2, 2009 (Date of Inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has received limited revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 6, 2010

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2009

ASSETS	December 31, 2009
Current Assets
Cash and cash equivalents	$1,251

Total Assets	$1,251

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
Accrued expenses	$6,500
Loan from shareholder	1,500

Total Liabilities	8,000

Stockholder's Deficit
Common stock, par value $0.001; 50,000,000 shares authorized, 8,400,000 shares issued and outstanding	8,400
Additional paid in capital	3,150
Deficit accumulated during the development stage	(18,299)
Total Stockholder's Deficit	(6,749)

Total Liabilities and Stockholder's Deficit	$1,251

See accompanying notes to financial statements.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD JUNE 2, 2009 (INCEPTION) TO DECEMBER 31, 2009

For the period from June 2, 2009 (Inception) to December 31, 2009

REVENUES	$0

OPERATING EXPENSES
Professional fees	5,000
Consulting fees – related party	13,050
General and administrative expenses	249

TOTAL OPERATING EXPENSES	18,299

NET LOSS FROM OPERATIONS	(18,299)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(18,299)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	8,400,000

See accompanying notes to financial statements.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S (DEFICIT)
FOR THE PERIOD JUNE 2, 2009 (INCEPTION) TO DECEMBER 31, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	Capital	stage	Total

Inception, June 2, 2009	-	$-	$-	$-	$-

Shares issued as compensation for services at par value	8,050,000	8,050	-	-	8,050

Shares issued for cash at $0.005 per share	350,000	350	3,150	-	3,500

Net loss for the period ended December 31, 2009	-	-	-	(18,299)	(18,299)

Balance, December 31, 2009	8,400,000	$8,400	$3,150	$(18,299)	$(6,749)

See accompanying notes to financial statements.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JUNE 2, 2009 (INCEPTION) TO DECEMBER 31, 2009

For the period from June 2, 2009 (Inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(18,299)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock issued as compensation	8,050
Changes in assets and liabilities:
Increase in accrued expenses	6,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,749)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,500
Loan from shareholder	1,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,000

NET INCREASE IN CASH	1,251
Cash, beginning of period	0
Cash, end of period	$1,251

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

MyOtherCountryClub.com (the "Company") was incorporated under the laws of the State of Nevada on June 2, 2009.  We are developing a website (www.myothercountryclub.com) that will offer reciprocal golf to members of private Country Clubs throughout the United States and other related services. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) (ASC 915-10).

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $18,299 as of December 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions
The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues and expenses  during  the  reporting  period. Actual results could differ from those estimates.

Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2009.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the year ended December 31, 2009.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of December 31, 2009, the Company has not issued any stock-based payments to its employees.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC)..

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 nd interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses at December 31, 2009 consisted of amounts owed to the Company’s outside independent auditors and a firm that will be assisting the Company in filing its S-1.

NOTE 5 – LOAN FROM SHAREHOLDER

On August 26, 2009, an officer and shareholder loaned the Company $1,500. The loan is unsecured, non-interest bearing, and due on demand.

The balance due to the shareholder is $1,500 as of December 31, 2009.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 6 – RELATED PARTY TRANSACTIONS

The following shares were issued for services rendered in the development of the business and its business plan.  All shares were valued at $.001 par value on June 2, 2009.

The Company issued 7,500,000 to Michael F Smith, CEO for services rendered.

The Company issued 400,000 shares to Ramona Smith for services rendered in developing the company’s business plan.

The Company issued 50,000 to Arrowcreek Consulting for services rendered in developing the company’s business plan (Andrew Yardley).

The Company issued 50,000 shares to Rosewood Lakes Consulting for services rendered in developing the company’s business plan (Tracy Larson).

The Company issued 50,000 shares to Lakeridge Consulting for services rendered in developing the company’s business plan (Mark Kaiser).

NOTE 7 – COMMON STOCK

The authorized capital of the Company is 50,000,000 common shares with a par value of $ 0.001 per share.

On June 2, 2009, the Company issued 8,050,000 shares of common stock at in exchange for services rendered for total compensation of 8,050.  See Note 5.

Additionally on June 2, 2009, the Company issued 350,000 shares of common stock for total proceeds of $3,500.

There were 8,400,000 shares of common stock issued and outstanding as of December 31, 2009.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

MYOTHERCOUNTRYCLUB.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 9 – INCOME TAXES

As of December 31, 2009, the Company had net operating loss carry forwards of approximately $18,299 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

December 31, 2009
Refundable Federal income tax attributable to:
Current Operations	$6,222
Less: valuation allowance	(6,222)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$6,222
Less: valuation allowance	(6,222)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $18,299 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

We were incorporated in the State of Nevada on June 2, 2009.   We have not started operations.  We are developing a website (www.myothercountryclub.com) that will offer Reciprocal Golf to members of Private Country Clubs in the United States.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and our web site. Our business office is located at 18124 Wedge Pkwy, Ste 1050, Reno, NV 89511 and our phone number is 775-851-7397.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations but will begin operations when this offering is effective and initial funds are being raised. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

We will not be charging for our services initially till we have agreements in place with twenty Private Clubs.  Our monthly fees to our Member Clubs will be $150 per month or $1,500 annually.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2009

FOR THE PERIOD ENDED December 31, 2009 we had no revenues and a net loss of $18,299 as well as anticipated expenses of $10,000 for this registration process.

LIQUIDITY

We have cash assets at December 31, 2009 of $1,251. We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations.  We have secured no sources of loans. We had no cash flow or revenues during the year ended December 31, 2009.

SHORT TERM

On a short-term basis, we have generated no revenues to cover operations.  However, we will have insufficient revenue to satisfy current and recurring liabilities as we continue to build the business. For short term needs we will be dependent on receipt, if any, of public offering or private placement proceeds.

We will not be charging for our services initially till we have agreements in place with twenty Private Clubs.  Our monthly fees to our Member Clubs will be $150 per month or $1,500 annually.

Our assets consist of a checking account with a balance of $1,251 as of December 31, 2009.

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$5
Blue Sky Expense	250
Legal fees and expenses	5,800
Accountants’ fees and expenses	3,500
Printing expenses	445
Total	$10,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company and noted in “Use of Proceeds”.

MILESTONES

1st Quarter 2010	Completion and filing of Registration Statement and raising the necessary funds to proceed

2nd Quarter 2010	Complete our web site development and sign up our first new “Member Clubs”

3rd Quarter 2010	Raise an additional $50,000 to expand marketing and hire one commissioned Salesperson

4th Quarter 2010	Expand products and services offered

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for MOCC services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have no revenues at this time.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

For total start-up capital needs, we have budgeted $40,000 (net proceeds) for our first 12 months of operations to build the requisite infrastructure to support our initial sales goals.  The funds allocated are intended to be used for the daily operation of the business, such as legal expenses, insurance, web site development, rent, and office and training expenses. (see use of proceeds)

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $10,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	25%	50%	100%
Shares Sold	250,000	500,000	1,000,000
Gross Proceeds	$12,500	$25,000	$50,000
Less Offering Expenses (1)	$(10,000)	$(10,000)	$(10,000)
Net Offering Proceeds	$2,500	$15,000	$40,000

Inasmuch as our offering expenses are estimated to be $10,000, if we sell only 25% of the offering, we will likely have no funds for Operations and/or Sales and Marketing, unless our actual Offering Expenses are less than the estimates and/or payments are deferred.  In that event, these numbers would essentially be zero.

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above by percentage of funds raised. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has no revenues and is in its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

We do not have any debt or long-term commitments. We need to raise approximately $40,000 to execute our initial sales goals.  We continue to seek financing, but there are no guarantees that we will be able to do so.

DESCRIBE ANY UNUSUAL OR INFREQUENT EVENTS OR TRANSACTIONS OR ANY SIGNIFICANT ECONOMIC CHANGES THAT MATERIALLY AFFECTED THE AMOUNT OF REPORTED INCOME FROM CONTINUING OPERATIONS AND, IN EACH CASE, INDICATE THE EXTENT TO WHICH INCOME WAS SO AFFECTED. IN ADDITION, DESCRIBE ANY OTHER SIGNIFICANT COMPONENTS OF REVENUES OR EXPENSES THAT, IN THE REGISTRANT'S JUDGMENT, SHOULD BE DESCRIBED IN ORDER TO UNDERSTAND THE REGISTRANT'S RESULTS OF OPERATIONS.

We have yet to initiate operations and know of no unusual or infrequent events or transactions or any significant economic changes that would materially affected the amount of reported income from future operations

DESCRIBE ANY KNOWN TRENDS OR UNCERTAINTIES THAT HAVE HAD OR THAT THE REGISTRANT REASONABLY EXPECTS WILL HAVE A MATERIAL FAVORABLE OR UNFAVORABLE IMPACT ON NET SALES OR REVENUES OR INCOME FROM CONTINUING OPERATIONS.

At this time we know of no specific trends or uncertainties that would materially impact our current business plan.

IF THE REGISTRANT KNOWS OF EVENTS THAT WILL CAUSE A MATERIAL CHANGE IN THE RELATIONSHIP BETWEEN COSTS AND REVENUES (SUCH AS KNOWN FUTURE INCREASES IN COSTS OF LABOR OR MATERIALS OR PRICE INCREASES OR INVENTORY ADJUSTMENTS), THE CHANGE IN THE RELATIONSHIP SHALL BE DISCLOSED.

At this time we know of no specific events or uncertainties that would materially impact our current business plan, we have had no past or current operations.

FOR THE TWO MOST RECENT FISCAL YEARS OF THE REGISTRANT, OR FOR THOSE FISCAL YEARS IN WHICH THE REGISTRANT HAS BEEN ENGAGED IN BUSINESS, WHICHEVER PERIOD IS SHORTEST, DISCUSS THE IMPACT OF INFLATION AND CHANGING PRICES ON THE REGISTRANT'S NET SALES AND REVENUES AND ON INCOME FROM CONTINUING OPERATIONS.

The Company is a start up and has had no operations.  However, one can only assume as the company grows it would need to make necessary adjustments to higher prices and future market conditions as would all of its competitors to stay competitive in the market place.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the services are paid by members or third parties.   We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to members related to shipping and handling should be classified as revenues. Our service costs include amounts for shipping and handling, therefore, we charge our members shipping and handling fees at the time the services are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping services to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

INCOME TAXES

At December 31, 2009, the Company had no income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities .

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:

MyOtherCountryClub.com
18124 Wedge Pkwy, Ste 1050
Reno, Nv 89511

Michael F Smith - Founder, Chairman and CEO (Director, Age: 60)

Mr. Smith has been working in electronic commerce and the Internet since 1985. He has held such positions as Executive Director, Information Systems for a community college and was part of the senior administrative team  (Comptroller, Director of IT, Director Business Services) for one graduate school and President, Board for another. He has worked in Banking as Systems Analyst and Chief IT Architect, Manager, Advanced Technology Group, initiating Internet Banking and stocks and bond trading systems as well as Internet Security and Digital Signatures at the international level. In Health Care, Mr. Smith has been Systems Analyst and Project Manager for administrative and accounting systems.
2005 – 2006 As Consultant, designed, installed and configured the technical production infrastructure to bring “The Weekly Top Forty Show” with Rick Dees onto the Internet.  Included training folks on media streaming preparation, editing and production.  Produced live Internet broadcast “Digithon” a 13-hour benefit for Katrina survivors.
2005 Jan through December: Executive Consultant for “Hinoki Bana”, a Delaware company specializing in hair care product development
2006 – current: Founded Media XXL, a Nevada corporation, to provide executive consulting services (business planning, financial planning, strategic planning) to: - Owl Pals, LLC (later became Owl Pals Inc.), a producer of children’s toys and books
- Institute for Advanced Psychology, a nonprofit, for their Character Education Program. In addition, helped with grant preparation for this project and the “Community Renescentia” a “Green” community development project in Oregon
2007, January through June: Internet media production for Boxing and Mixed Martial Arts leagues
2007 – current: Founded the Perfect Internet Service to provide web enabled services for all Internet-enabled devices, especially portable devices like the iPhone, iPod touch, (now, also iPad), Sony PSP and Android smart phones.  First project is “My Online Health Journal” (in development) and “Smart 911” (in design)
2008 - current: Founded Mac Sulis to work as executive consultant on projects involving “green energy” including algae fuel (International Green Energy, a Nevada Corporation), solar air conditioning (SolCool) and LED lighting (Art Light US).  Included design of “Green” municipal planning for “Monarch Cancun” a golf resort in development in Cancun, MX

2009 – current: Executive Consultant providing “C” level expertise, planning and management services to SenSuit, a Nevada corporation specializing in “smart” and sensor embedded safety products
2010 Feb through March: business and technical planning for Internet media production of a Brazilian Jiu-Jitsu fight league
CONFLICTS OF INTEREST
Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 20 hours per week at this time.  Mr. Smith has not been a Director of a public company the past five years.
DIRECTORS OF THE COMPANY

Number of Directors: 1

Directors are elected annually.

List of Outside/Independent Directors

None

HAVE ANY OF THE OFFICERS OR DIRECTORS EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS AS THE COMPANY?

No

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

No action has been taken in this regard.

IF THE COMPANY HAS NEVER CONDUCTED OPERATIONS OR IS OTHERWISE IN THE DEVELOPMENT STAGE, INDICATE WHETHER ANY OF THE OFFICERS OR DIRECTORS HAS EVER MANAGED ANY OTHER COMPANY IN THE START-UP OR DEVELOPMENT STAGE AND DESCRIBE THE CIRCUMSTANCES, INCLUDING RELEVANT DATES.

None

IF ANY OF THE COMPANY'S KEY PERSONNEL ARE NOT EMPLOYEES BUT ARE CONSULTANTS OR OTHER INDEPENDENT CONTRACTORS, STATE THE DETAILS OF THEIR ENGAGEMENT BY THE COMPANY.

None at this time

IF THE COMPANY HAS KEY MAN LIFE INSURANCE POLICIES ON ANY OF ITS OFFICERS, DIRECTORS OR KEY PERSONNEL, EXPLAIN, INCLUDING THE NAMES OF THE PERSONS INSURED, THE AMOUNT OF INSURANCE, WHETHER THE INSURANCE PROCEEDS ARE PAYABLE TO THE COMPANY AND WHETHER THERE ARE ARRANGEMENTS THAT REQUIRE THE PROCEEDS TO BE USED TO REDEEM SECURITIES OR PAY BENEFITS TO THE ESTATE OF THE INSURED PERSON OR A SURVIVING SPOUSE.

None at this time

IF A PETITION UNDER THE BANKRUPTCY ACT OR ANY STATE INSOLVENCY LAW WAS FILED BY OR AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL, OR A RECEIVER, FISCAL AGENT OR SIMILAR OFFICER WAS APPOINTED BY A COURT FOR THE BUSINESS OR PROPERTY OF ANY SUCH PERSONS, OR ANY PARTNERSHIP IN WHICH ANY OF SUCH PERSONS WAS A GENERAL PARTNER AT OR WITHIN THE PAST FIVE YEARS, OR ANY CORPORATION OR BUSINESS ASSOCIATION OF WHICH ANY SUCH PERSON WAS AN EXECUTIVE OFFICER AT OR WITHIN THE PAST FIVE YEARS, SET FORTH BELOW THE NAME OF SUCH PERSONS, AND THE NATURE AND DATE OF SUCH ACTIONS.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

We do not currently compensate our Officers and Directors, as outlined in this document. We do not currently offer benefits, such as health or life insurance.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Michael F Smith	2009	0	0	0	0	0	0	0	0

We were incorporated on June 2nd 2009

SUMMARY COMPENSATION

At this time there is no compensation being offered to any of the Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founders.

The following shares were issued for services rendered in the development of the business and its business plan.  All shares were arbitrarily valued at $.001 par value on June 2, 2009.

The Company issued 7,500,000 to Michael F Smith, CEO for services rendered.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 7,500,000 common shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Percent of	Number of
	Voting	Common
Beneficial Owner Officer/Directors (1)	Shares Owned (2)	Shares Owned (3)
Michael F Smith – Chief Executive Officer	80%	7,500,000

Total Shares Outstanding		9,400,000
Total Shares Authorized		50,000,000
Total Shares owned by Officers and Directors		7,500,000
The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.

(3) The aggregate amount of shares to be issued by the Company and outstanding after the offering is 9,400,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following shares were issued for services rendered in the development of the business and its business plan.  All shares were arbitrarily valued at $.001 par value on June 2, 2009.

The Company issued 7,500,000 shares valued at $7,500 to Michael F Smith, CEO for services rendered on June 2nd 2009

The Company issued 400,000 shares valued at $400.00 to Ramona Smith, sister-in-law to Mr. Smith for services rendered on June 2nd 2009 in developing the company’s business plan and book keeping.  She is not an employee.

The Company issued 50,000 shares valued at $50.00 to Arrowcreek Consulting for services rendered in developing the company’s business plan (Andrew Yardley).

The Company issued 50,000 shares valued at $50.00 to Rosewood Lakes Consulting for services rendered in developing the company’s business plan (Tracy Larson).

The Company issued 50,000 shares valued at $50.00 to Lakeridge Consulting for services rendered in developing the company’s business plan (Mark Kaiser).

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

MyOtherCountryClub.com
1,900,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$5
Blue Sky Expense	250
Legal fees and expenses	5,800
Accountants’ fees and expenses	3,500
Printing expenses	445
Total	$10,000

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15                      RECENT SALES OF UNREGISTERED SECURITIES

STOCK ISSUED FOR CASH

In connection with our private placement completed in June 2009, we issued 350,000 shares of our common stock to 34 investors at $0.01 per share for an aggregate purchase price of $3,500 to the investors listed below.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 504 promulgated under Section  3(b) of the Securities Act of 1933, as amended.  These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

JAY CIGNO	10,000

FRED ELIOT	10,000

LORIE ELIOT	10,000

CHRISTA GERALDE	10,000

GEORGETTE GERALDE	10,000

WILL LEEK	10,000

VIRGINIA MUELLER	10,000

PATRICK AROFF	10,000

DIETER BERNDT	10,000

DAN BRADY	10,000

RICHARD KELSEY	10,000

ROBERT FORSE	10,000

GREG WILKIN	10,000

JOHN XIE	10,000

PANTELIS LANGIS	10,000

S. BRIAN MESERLIAN	10,000

CHRIS NIELSON	10,000

MICHAEL NOVI	10,000

PAUL SHORT	10,000

MARK PINTER	10,000

JOSEPH FOTI	10,000

STUART SMITH	10,000

JOSEPH PITTERA	10,000

J.D. PULVER	10,000

TED PYSH	10,000

AL RICH	10,000

THOMAS ROTH	10,000

DAVID TILLER	10,000

PHILLIP YOUNG	10,000

HARRY IRELAND	10,000

JOHN GOHSMAN	10,000

JAMES KLINE	10,000

JAMES NORTON	10,000

CHARLES J. SMITH	20,000

Total 34	350,000

STOCK FOR SERVICES

The Company issued 7,500,000 shares to Michael F Smith, CEO for services rendered on June 2nd 2009

The Company issued 400,000shares to Ramona Smith, sister-in-law to Mr. Smith for services rendered on June 2nd 2009 in developing the company’s business plan and bookkeeping, Ms. Smith is not an employee

The Company issued 50,000 shares to Arrowcreek Consulting for services rendered in developing the company’s business plan (Andrew Yardley)

The Company issued 50,000 shares to Rosewood Lakes Consulting for services rendered in developing the company’s business plan (Tracy Larson)

The Company issued 50,000 shares to Lakeridge Consulting for services rendered in developing the company’s business plan (Mark Kaiser)

Total 4                       550,000

Total 38                     900,000

These securities were issued pursuant to the exemption provided under Section  3(b) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section  3(b) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section  3(b) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section  3(b) of the Securities Act   for this transaction.

ITEM 16   EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
10.1	MOCC Subscription Agreement
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)

ITEM 17 UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada on April 10, 2010.

MyOtherCountryClub.com
(Registrant)

By: /s/ Michael F. Smith Date April 10, 2010
Michael F Smith
Chairman, President and CEO, Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael F. Smith Michael F Smith	Chairman, President, CEO, CFO and Principal Accounting Officer	April 10, 2010